Exhibit 10.28

Amendment #2

Cooperative Research and Development Agreement #12-1-00012

“Clinical Development of TRACON Pharmaceuticals, Inc.’s Compound TRC102 (methoxyamine HCl), a Small Molecule Inhibitor of Base Excision Repair, as an Anti-Cancer Agent”

The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA).  These changes are reflected below, and except for these changes, all other provisions of the original CRADA remain in full force and effect.  Two originals of this amendment are provided for execution; one is to remain with the National Cancer Institute and the other is to remain with the Collaborator.

The aforementioned CRADA shall be amended as follows:

1.	The term of this CRADA is extended three (3) years such that the new expiration date is August 7, 2023.
2.	Dr. Fernanda Arnaldez is removed as NIH CRADA Extramural Investigators. Dr. Charles Kunos is added as a NIH CRADA Extramural Investigator.

ACCEPTED AND AGREED TO:

For the National Cancer Institute

/s/ James H. Doroshow	January 8, 2021
James H. Doroshow, M.D.	Date
Deputy Director, NCI

For Tracon Pharmaceuticals:

/s/ Charles P. Theuer, M.D., Ph.D.	January 7, 2021
Charles P. Theuer, M.D., Ph.D. President and CEO	Date